EXHIBIT 99.1

[LOGO OF QUADRAMED]

CONTACT:

David L. Piazza

Vice President, Finance

703.742-5312

dpiazza@quadramed.com

QUADRAMED ANNOUNCES AGREEMENT TO ACQUIRE AUSTRAILIAN

LABORATORY INFORMATION SYSTEM

RESTON, VA – (February 3, 2004) – QuadraMed® Corporation (OTCBB:QMDC.OB) today announced at the UBS Warburg Global Healthcare Services Conference in New York City that it had reached an agreement in principal to acquire Détente Systems Pty Limited, an Australian proprietary limited company. Détente is engaged in the business of developing, selling and supporting laboratory, radiology and other clinical systems in Australia, New Zealand, and the United Kingdom. Lawrence P. English, QuadraMed’s Chairman and CEO stated that “we view Détente as an excellent acquisition candidate because their products fill a gap in our current product offering and we use a common programming language and database. We view this as a “buy vs. build” solution. Building a system would take over two years and cost substantially more.” QuadraMed expects to execute the final stock purchase agreement in the next several days.

About QuadraMed Corporation

QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical and patient information management to revenue cycle and health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of more than 850 professionals whose experience and dedication to service has earned QuadraMed the trust and loyalty of customers at more than 1,900 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements by QuadraMed within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement.

QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”).

QuadraMed, Affinity, and Quantim are registered trademarks of QuadraMed Corporation. Intelligent Care Sets is a trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.